EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-124569) of our report dated March 17, 2016 included in this Annual Report on Form 10-K of MobileSmith, Inc. (the “Company”), relating to the consolidated balance sheets of the Company as of December 31, 2015 and 2014, and the related statements of operations, stockholders’ deficit, and cash flows for each of the years in the two-year period ended December 31, 2015.

/s/ CHERRY BEKAERT LLP
Raleigh, North Carolina
March 17, 2016